UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      April 2, 2017

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
454 Satellite Boulevard Suite 100 Suwanee, Georgia 30024
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On April 3, 2017, AdCare Health Systems, Inc. (the “Company”) filed a Form 12b-25 (the “Form 12b-25”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Company's Form 10-K for the year ended December 31, 2016 (the “Annual Report”). The Form 12b-25 included certain financial results for such period. The portion of the Form 12b-25 containing the financial results is furnished herewith as Exhibit 99.1 to this Current Report.

The information provided pursuant to this Item 2.02 of this Current Report, including Exhibit 99.1, is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and shall not be incorporated by reference in any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except to the extent expressly set forth by specific reference in any such filings.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Effective April 2, 2017, the Company’s Board of Directors (the “Board”) amended the first sentence of Section 3.06 of the Company’s Bylaws (the “Bylaws”) to clarify that a Board committee may consist of one Board member. Prior to such amendment, the first sentence of Section 3.06 of the Bylaws read as follows: “The Board of Directors by resolution may create one or more committees and appoint members of the Board of Directors to serve on such committees at the discretion of the Board of Directors.” As a result of such amendment, the first sentence of Section 3.06 of the Bylaws now reads as follows: “The Board of Directors by resolution may create one or more committees and appoint one or more members of the Board of Directors to serve on such committees at the discretion of the Board of Directors.” A copy of the amendment to the Bylaws is filed as Exhibit 99.2 to this Current Report and incorporated herein by reference.

Item 7.01	Regulation FD.

As previously disclosed in the Form 12b-25, it has come to the attention of the Board that, in connection with his hiring as Chief Executive Officer, William McBride III indicated he had an MBA degree which he does not. This information was published in a press release issued by the Company in 2014 and furnished to the SEC as an exhibit to a Current Report on Form 8-K, and subsequently included on the Company’s website. On April 2, 2017, the Board established an independent committee of the Board (the “Special Committee”) to conduct an internal investigation with respect to the circumstances surrounding the inaccurate representation of Mr. McBride’s educational credentials and related matters (the “Internal Investigation”). Since such time, the Special Committee has engaged independent legal counsel to assist it in conducting the Internal Investigation. The Company will not be able to file its Annual Report until the Special Committee completes the Internal Investigation and the Annual Report is finalized as appropriate.

Also as previously disclosed in the Form 12b-25, as a result of the delay in filing the Annual Report, the Company is not in compliance with covenants under certain of its debt agreements that require the delivery of the Company’s 2016 audited financial statements by March 31, 2017. The Company has initiated discussions with the applicable lenders to waive its noncompliance with the financial statement delivery requirement (collectively, the “Waivers”). Although the Company currently believes that it will obtain the Waivers from the applicable lenders, there is no assurance that this will be the case. If the Company is unable to obtain the Waiver with respect to any debt agreement, then the lender with respect thereto may take such adverse actions against the Company as permitted under the applicable debt agreement, which could have a material adverse effect on the Company’s financial condition and results of operations.

The information provided pursuant to this Item 7.01 of this Current Report is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Act, or otherwise subject to the liabilities of such section, and shall not be incorporated by reference in any filing made by the Company under the Exchange Act or the Securities Act, except to the extent expressly set forth by specific reference in any such filings.

Forward Looking Statements.

This Current Report contains forward-looking statements within the meaning Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, the Company’s expectations as to the timing and outcome of the Internal Investigation and the filing of the Annual Report. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from management’s current expectations include, among other things, the discovery of additional information relevant to the Internal Investigation; the conclusions of the Special Committee (and the timing of the conclusions) concerning matters relating to the Internal Investigation; the timing of the review by, and the conclusions of, the Company’s independent registered public accounting firm regarding the Internal Investigation and the Company’s financial statements; the risk that the completion and filing of the Annual Report will take longer than expected; the risk that the Company will be unable to file the Annual Report within the extension period of 15 calendar days provided under Rule 12b-25 of the Exchange Act; and the risk that the Waivers will not be obtained. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

99.1        Portion of Form 12b-25 filed by AdCare Health Systems, Inc. on April 3, 2017.

99.2        Amendment No. 3 to Bylaws of AdCare Health Systems, Inc., effective April 2, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2017	ADCARE HEALTH SYSTEMS, INC.

/s/ Allan J. Rimland
Allan J. Rimland
President and Chief Financial Officer

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